Exhibit 10.4(e)

Privileged and Confidential

Award #

MYLAN INC.
2003 LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD OF RESTRICTED STOCK UNITS
- PERFORMANCE-BASED GRANT –

__________ (the “Participant”) has been granted, effective as of the grant date, an award of restricted stock units (the “Award”) payable in shares of common stock (the “Shares”) of Mylan Inc. (the “Company” pursuant to the Company’s 2003 Long-Term Incentive Plan, as amended to date (the “Plan”). The Award is subject to the terms and conditions set forth below and in the Plan, which is a part of this Notice. To the extent that there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern.

1. Number of Restricted Stock Units (RSU’s): [ __ ], where 1 RSU is equal to the right to receive [ __ ] Share.

2. Vesting and Forfeiture: On [date], (i) if the performance goals (the
“Performance Goals”) have been achieved, on an aggregate basis, at the level of [ __ ]% or greater, the restrictions on the RSUs shall lapse (and such shares will be released to the Participant); (ii) if such Performance Goals have been achieved at the level of at least [ __ ]% but less than [ __ ]%, the restrictions on a pro rata amount of the RSUs (i.e., the total number of eligible Shares multiplied by the percentage of achievement) shall lapse (and such shares will be released to the Participant), and the remaining RSUs shall be forfeited to the Company; and (iii) if the Performance Goals have been achieved at any level less than [ __ ]% of the goal, then all of the RSUs shall be forfeited to the Company.

3. Forfeiture: Subject to Sections 7.03 and 7.04 of the Plan, if the Participant’s employment with the Company or any of its subsidiaries terminates for any reason, all RSUs shall be forfeited to the Company, and all rights of the Participant with respect to such RSUs shall terminate.

4. Limitation Of Liability Of The Committee And Board Of Directors: The Participant agrees that the liability of the officers and the Board of Directors of the Corporation to the Participant under this Agreement shall be limited to those actions or failure to take actions which constitute self-dealing, willful misconduct or recklessness.

5. Governing Law: The terms and conditions of this Notice shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.